Exhibit 99.1

Eton Pharmaceuticals Announces FDA Acceptance of New Drug Application for ET-600 (Desmopressin Oral Solution)

- NDA assigned a Target Action Date of February 25, 2026 -

- Product has patent protection through 2044 -

DEER PARK, Ill., July 08, 2025 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or the “Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced the Company’s New Drug Application (NDA) for ET-600, a proprietary patented formulation of desmopressin oral solution, has been accepted for review by the U.S. Food and Drug Administration (FDA) and has been assigned a Prescription Drug User Fee Act (PDUFA) target action date of February 25, 2026.

“We are thrilled to be one step closer to bringing ET-600 to patients and addressing another significant unmet need within the pediatric endocrinology community. Currently, caregivers are often forced to cut fractional tablets or use unapproved liquid suspensions from compounding pharmacies to accommodate the precise, titratable doses required to treat pediatric patients. If approved, ET-600 is expected to be the only oral liquid option on the market, providing a much-needed avenue for delivering accurate doses for children,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals. “ET-600 represents yet another high-value near term product launch opportunity for Eton and our team has already initiated commercial preparation activities in anticipation of a potential launch in the first quarter of 2026.”

About ET-600

ET-600 is a proprietary formulation of desmopressin oral solution developed for the treatment of central diabetes insipidius, also known as arginine vasopressin deficiency (AVP-D). The company has been issued a patent for ET-600’s formulation that extends to 2044 and has an additional patent application under review by the United States Patent and Trademark Office. AVP-D is estimated to impact approximately 3,000 pediatric patients in the United States.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has eight commercial rare disease products: KHINDIVI™, INCRELEX®, ALKINDI SPRINKLE®, GALZIN®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has five additional product candidates in late-stage development: ET-600, Amglidia®, ET-700, ET-800 and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

Source: Eton Pharmaceuticals.